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                                  EXHIBIT 5.1

                            King & Spalding Opinion
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                                KING & SPALDING
                              191 PEACHTREE STREET
                                ATLANTA, GEORGIA
                                   30303-1763
                                   __________

                            TELEPHONE:  404/572-4600
                            FACSIMILE:  404/572-5100


                                December 8, 1994



Cousins Properties Incorporated
2500 Windy Ridge Parkway
Suite 1600
Atlanta, Georgia 30339-5683

         Re:     Cousins Properties Incorporated -- Form S-8
                 Registration Statement

Gentlemen:

         We have acted as counsel for Cousins Properties Incorporated, a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement relates to (i) an additional one million (1,000,000) shares of the Company's common stock, par value $1.00 per share ("Common Stock"), to be issued upon the exercise of options ("Options") granted pursuant to the Cousins Properties Incorporated 1989 Stock Option Plan (the "1989 Stock Option Plan") and (ii) 20,750 shares of Common Stock that may be issued pursuant to the Cousins Properties Incorporated 1994 Stock Bonus Plan (the "1994 Stock Bonus Plan") (all such shares referred to in clauses (i) and (ii) are referred to herein as the "Shares").

         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         For purposes of the opinion set forth in clause (ii) below, we have assumed the following: (i) the Shares that may be issued pursuant to the 1994 Stock Bonus Plan and upon exercise of the Options will continue to be duly authorized on the dates of such issuance and (ii) on the date on which any Option is exercised, such Option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and
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Cousins Properties
  Incorporated
December 8, 1994
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binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

          (i)    The Shares are duly authorized; and

         (ii) When the Shares are issued pursuant to the 1994 Stock Bonus Plan or upon exercise of the Options, as the case may be, as payment therefor, as provided in the 1989 Stock Option Plan, such Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of Cousins Properties Incorporated in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                           Very truly yours,



                                           KING & SPALDING